SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 29, 2010

Empire Asia Resources Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-53682
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

c/o Sino-Americans Holdings Inc.

227 West Valley Blvd., #298-C

San Gabriel, CA 91776

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

626-807-2198

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2010, William Tay, the sole shareholder of Empire Asia Resources Corp., entered into a share purchase agreement (the “Agreement”) with Sino-American Holdings Inc., a Nevada corporation (“Sino-American”). Pursuant to the Agreement, William Tay will transfer to Sino-American 31,026,600 shares of our common stock, which represents 99% of our issued and outstanding shares in consideration of $59,990 in cash.

The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 5.01 Change in Control of Registrant.

On August 6, 2010, William Tay, the sole shareholder of Empire Asia Resources Corp., will consummate the sale of 31,026,600 shares of our common stock to Sino-American for an aggregate purchase price of $59,990 in cash. Following the closing of the share purchase transaction, Sino-American will own a 99% interest in the issued and outstanding shares of our common stock. Zhong Fang is the president, treasurer, sole director and controlling stockholder of Sino-American and thus maintains sole voting and investment control with respect to the shares of common stock of the Company held by Sino-American.  Mr. Zhong Fang is also the President, Chief Executive Officer and Chief Financial Officer and sole director of the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, except as modified by the statements contained in this report, the statements and information included in the Company’s Form 10 General Form for Registration of Securities filed with the U.S. Securities and Exchange Commission on May 26, 2009, and as amended on June 30, 2009 and July 29, 2009, are incorporated by reference into this Item.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Effective on August 6, 2010, William Tay will resign as our President, Secretary and Treasurer and member of the Board of Directors. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Effective on August 6, 2010, Zhong Fang will be appointed as the Chairman of our Board of Directors, President, Chief Financial Officer and Chief Executive Officer.

Effective on August 6, 2010, Min Hu will be appointed as Secretary.

Such individual will serve his term as director ending on the date of the next annual meeting of the shareholders of the Company, or until his successor is duly elected or qualified.

The Company does not presently anticipate entering into an employment agreement with Zhong Fang or Min Hu.

Zhong Fang, Age 46, President, CFO, CEO and Director

From 2007 to the present, he is president of Sino-American Holdings Inc. and Realtor Net Info Group Inc.

From 2006 to 2008, he was the president of Town House Land (USA) Inc. & Town House Land (Miami) Corp.

Min Hu, Age 30, Secretary

From 2007 to the present, she is secretary of Sino-American Holdings Inc. and Realtor Net Info Group Inc.

From 2006 to 2008, she was the secretary of Town House Land (USA) Inc. and Town House Land (Miami) Corp.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at Empire Asia Resources Corp.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.1 Share Purchase Agreement between William Tay and Sino-American Holdings Inc., dated July 29, 2010

99.1 Letter of resignation - William Tay

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Empire Asia Resources Corp.

/s/ William Tay

By:  ____________________________________

Name: William Tay

Title: President and Chief Executive Officer

Dated: August 5, 2010